EXHIBIT 10(d)(1)


                      SHOWBIZ PIZZA TIME, INC.

                10.02% SERIES A SENIOR NOTE DUE 2001

No.R-A5                                     New York, New York
$1,000,000                                       June 15, 1995
PPN   825388 A* 2

           FOR VALUE RECEIVED, the undersigned, SHOWBIZ PIZZA TIME, INC. (the "Company"), a Kansas corporation, hereby promises to pay to C M LIFE INSURANCE CO., or registered assigns, the principal sum of ONE MILLION DOLLARS on June 15, 2001, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) from the date hereof on the unpaid balance thereof at the rate of 10.02% per annum, payable quarterly on each Interest Payment Date (as below defined), until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any premium of Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 12.02% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its "prime" rate or "base" rate.

           As used herein the term "Interest Payment Date" means each March 15, June 15, September 15 and December 15.

           Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

           This Note is one of a series of Senior Notes issued pursuant to separate Note Purchase Agreements dated as of June 15, 1995 (as from time to time amended, the "Note Purchase Agreements") between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements.

           This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

           The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. The Company is also required under circumstances described in the Note Purchase Agreement to offer to prepay all Notes on the terms specified in the Note Purchase Agreements, but this Note may not otherwise be prepaid.

           If an Event of Default, as defined in the Note Purchase Agreements, occurs and in continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium or Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

           This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by the laws of the State of New York, excluding choice-of -law principles of such law.

                                      SHOWBIZ PIZZA TIME, INC.


                                      By   Larry G. Page
                                      Title:  Chief Financial Officer